EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Shareholders

Mercantile Bank Corporation

Grand Rapids, MI

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Registration No. 333-248512) and Form S-8 (Registration Nos. 333-91434, 333-117763, 333-138328, 333-152254, 333-170026, 333-197072 and 333-238858) of Mercantile Bank Corporation of our reports dated March 3, 2025 relating to the consolidated financial statements, and the effectiveness of Mercantile Bank Corporation’s internal control over financial reporting, which appears in this Form 10-K.

/s/ Plante & Moran, PLLC

Plante & Moran, PLLC

Grand Rapids, Michigan

March 3, 2025